UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2021

Quantum Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13449	94-2665054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

224 Airport Parkway Suite 550 San Jose, CA	95110
(Address of principal executive offices)	(Zip Code)

(408) 944-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	QMCO	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On February 3, 2021, Quantum Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with the several underwriters named in the Underwriting Agreement (collectively, the “Underwriters”) for whom B. Riley Securities, Inc. is acting as representative, relating to the public offering (the “Offering”) by the Company of 13,138,686 shares of its common stock, par value $0.01 per share (“Common Stock”), at a price to the public of $6.85 per share. Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 1,970,803 shares of Common Stock. The net proceeds to the Company from the Offering will be approximately 84.2 million, after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Offering is expected to close on February 8, 2021, subject to the satisfaction of customary closing conditions.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-250976), including the related prospectus, that was filed with the Securities and Exchange Commission on November 25, 2020 and declared effective on December 9, 2020, as supplemented by a prospectus supplement dated February 3, 2021. The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing is only a brief description of the terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein. A copy of the legal opinion relating to the legality of the issuance and sale of Common Stock in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

On February 4, 2021, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Name
1.1	Underwriting Agreement dated as of February 3, 2021 by and among the Company and B. Riley Securities, Inc., as representative of the several Underwriters

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)

99.1	Press Release dated February 4, 2021

104	Cover page interactive data file, submitted using inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Quantum Corporation
(Registrant)

February 4, 2021	/s/ J. Michael Dodson
(Date)	J. Michael Dodson
Chief Financial Officer
(Principal Financial Officer)